Exhibit 1.01

Vishay Intertechnology, Inc.
May 29, 2015

Conflict Minerals Report
For the Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 and Form SD (collectively, the "Rule") promulgated under the Securities Exchange Act of 1934, as amended.  The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act").  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.  Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG").  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

The report presented herein is not audited.

I.	Company overview

Vishay Intertechnology, Inc. ("Vishay," the "Company," "we," "us," or "our") is a leading global manufacturer and supplier of discrete semiconductors and passive components. Semiconductors include MOSFETs, diodes, and optoelectronic components. Passive components include resistive products, capacitors, and inductors. Discrete semiconductors and passive components are essential elements of virtually every type of electronic circuit. They support the microprocessor chips and other integrated circuits ("ICs") that coordinate and control the functions of electronic devices and equipment. Substantially all of our products contain 3TG.  Our products are more fully described in Item 1 of our Annual Report on Form 10-K filed with the SEC on February 19, 2015.

We are a major consumer of the world's annual production of tantalum, a metal used in the manufacturing of tantalum capacitors. There are few suppliers that process tantalum ore into capacitor grade tantalum powder.  Although most materials incorporated in our products are available from a number of sources, certain materials are available only from a relatively limited number of suppliers, the source for which may include the Democratic Republic of the Congo ("DRC") or adjoining countries (collectively, the "Covered Countries").

Vishay is a member of the Electronic Industry Citizenship Coalition ("EICC") and Conflict Free Sourcing Initiative ("CFSI") and fully supports the position of these organizations in avoiding the use of 3TG which directly or indirectly finance or benefit armed groups in the Covered Countries.  As such, our position is in full compliance with the EICC's Electronic Industry Code of Conduct.

Our reasonable country of origin inquiry ("RCOI") included only our manufactured products and excluded our buy/resale business, in which we do not manufacture or contract to manufacture products, as permitted by the Rule.

Vishay Intertechnology is working toward the elimination of conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries from its supply chain.  Vishay's ultimate goal is to have a supply chain that consists of material that is DRC Conflict Free.

As part of this policy, Vishay will:

1.
Exercise due diligence as specified in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply chains of Minerals from Conflict-Affected and High Risk Areas (2nd Edition) ("OECD Framework") and related 3T and gold supplements.

2.	Support and participate in industry groups such as the EICC and collaborations such as Conflict Free Sourcing Initiative that are focusing on industry-wide solutions.
3.	Commit to transparency by providing necessary reports and information to the SEC and customers.
Vishay expects its first tier suppliers of 3TG ("In-scope Suppliers") to:

1.	Have conflict mineral policies in place to ensure material is sourced from socially responsible suppliers.
2.	Exercise due diligence to determine the source of conflict minerals.
3.	Not procure material from the DRC or adjoining countries that is not "DRC Conflict Free."
4.	Provide the necessary declarations in order to determine if the conflict minerals in the supply chain are DRC Conflict Free.
In-scope Suppliers who are not in compliance with these requirements will be reviewed in order for us to determine the extent to which Vishay will continue to do business with those Suppliers.  Vishay will terminate business with any In-scope Supplier if we determine that the Supplier's sourcing of 3TG directly or indirectly finance armed groups in the Covered Countries.

II.	RCOI Process and results

Vishay's RCOI employed a combination of measures to determine whether the necessary 3TG in Vishay's products originated from the Covered Countries.  Vishay's supply chain is complex and there are multiple tiers between the Company and the mine.  Vishay relies on its In-scope Suppliers to provide information on the origin of the 3TG contained in components which are included in the Company's products.  Vishay's primary means of determining country of origin of necessary 3TG was conducting a supply-chain survey with In-scope Suppliers using the CFSI Conflict Minerals Reporting Template and RCOI data from the CFSI.

Vishay conducted a survey of potential In-scope Suppliers of 3TG, representing all of its potential In-scope suppliers of 3TG.  Vishay obtained survey responses from  In-scope Suppliers representing 97% of the dollar value of 2014 in-scope procurement activities.  The survey responses identified 166 smelters and refiners of 3TG.  Based on the survey responses obtained, we have reason to believe that some of our supplies of 3TG may have originated in the Covered Countries, some from outside of the Covered Countries, some from recycled/scrap materials, and some from sources that are currently unknown.

As we do not typically have a direct relationship with 3TG smelters and refiners, we rely on the tools available to members of the EICC and CFSI to disclose upstream actors in the supply chain.

There is significant overlap between our RCOI efforts and our due diligence process.

III.	Due Diligence Process

Design

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Framework and related Supplements for gold, tantalum, tin, and tungsten.

Performance

a.	Company Management Systems

i.	Policy

Our Conflict Minerals Policy is summarized above under "Company Overview" and is also available on our website at www.vishay.com.

The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

ii.	Communication with In-scope Suppliers

In-scope Suppliers are one of the key components in the execution of the Vishay's 3TG program.  As such, Vishay has specified its expectations of the Supplier through the following sources:

1.	Vishay's Conflict Mineral Policy via the Vishay website and direct communication with the Suppliers.
2.	Conflict Mineral requirements as part of new or renewed Supplier Agreements.
3.	Yearly Supplier information requests to gather and/or update sourcing information.
iii.	Education of Personnel

Vishay has educated key personnel involved in the procurement of materials on the Company's Conflict Minerals Policy and Program.  Vishay has established a management system for 3TG, which includes a core team of the vice president-level management and is sponsored by executive vice president-level management.  Executive management is briefed about the results of our due diligence efforts and provides feedback and direction to the core Conflict Minerals management team.

If agreed with Supplier, Vishay provides training or meetings to communicate Vishay's expectations under the Company's Conflict Minerals Policy and Program and to explain any issues that may arise.  From time to time, Vishay may also provide reference material to its In-scope Suppliers in order to help them comply with Vishay and industry requirements.

iv.	Tracking mechanisms

Vishay uses a third-party software system to distribute, track, collect, analyze, and assign risk assessment metrics to Supplier responses.

v.	Whistleblower mechanisms

In the event that a Vishay employee, supplier, or customer has a concern regarding the accuracy of information relative to 3TG, they are directed to contact their supervisor or purchasing or sales contact respectively regarding their concern.  If such contact is not possible or practical, the employee, supplier, or customer is instructed to contact Vishay's ethics hotline.  The contact information for the ethics hotline is available at http://www.vishay.com/company/ethics/.

This policy has been communicated to affected employees and suppliers via email.

b.	Identify and assess risks in the supply chain

All 3TG In-scope Suppliers are loaded into the Company Conflict Minerals software.  The software sends CFSI questionnaires and analyzes the responses according to internally defined red flags.  Vishay's purchasing team works with its In-scope Suppliers to address any identified red flags.  Unresolved red flags are escalated to the 3TG management team.  Such suppliers are designated internally as "Red Flag Suppliers."

The smelters and refiners identified by Vishay's In-scope Suppliers are then consolidated into one smelters and refiners list.  The origin and mine information obtained from the Supplier surveys and from external resources, such as the CFSI, are used in our reasonable country of origin procedures.

Vishay checks all smelters and refiners against the EICC Standard Smelter List and investigates any smelters or refiners not currently on the list.  If it is determined that an identified smelter or refiner that is not on the list is truly a smelter or refiner of 3TG, Vishay contacts EICC to request that such smelter or refiner be added to the EICC Standard Smelter List.  Lists of Conflict-Free Smelter Program compliant smelters and refiners are available at the CFSI website at http://www.conflictfreesourcing.org/.

Vishay's smelters and refiners list is checked against internal criteria to identify if the smelter or refiner could potentially be sourcing from the Covered Countries and be benefiting armed conflict.

Smelters and refiners identified on our consolidated list that do not meet the internal criteria are considered to present a risk of possibly not being DRC Conflict Free and are subject to Vishay's risk mitigation procedures.

As an active member of the EICC and CFSI, Vishay communicates to its In-scope Suppliers the requirement that at-risk smelters and refiners be independently certified.

c.	Design and implement strategy to respond to identified risks

Red Flag Suppliers, smelters and refiners not on the EICC Standard Smelter list, smelters and refiners with unknown country sourcing, and other smelters and refiners that are considered to present risk (collectively, "Identified Risk Entities") are all subject to Vishay's risk mitigation procedures.  Vishay tailors its risk mitigation procedures for each Identified Risk Entity based on the individual Identified Risk Entity's facts and circumstances.  The risk mitigation procedures for Identified Risk Entities generally include the following procedures:

1.	Establish a defined time period that the Identified Risk Entity will work with Vishay's purchasing department to mitigate its identified risks.
2.	Work with CFSI to obtain additional information or certifications.
3.
Conduct formal reviews of Identified Risk Entities that do not mitigate their identified risks by the established deadline date.  The 3TG management team will then implement one or more of the following actions for Identified Risk Entities that cannot be verified to not directly or indirectly benefit armed rebels through their 3TG sourcing:

a.	Grant additional time to mitigate the identified risk;
b.	Develop a long-term improvement plan with the supplier;
c.	Suspend purchasing activities from the In-scope Supplier that has red flags and/or sources from the Identified Risk Entity;
d.	Establish a phase-out plan for the In-scope supplier that has red flags and/or sources from the Identified Risk Entity.
4.
If it is determined that the Identified Risk Entity has or likely has directly or indirectly benefited armed rebels through their 3TG sourcing, the 3TG management team will then implement one or more of the following actions:

a.	Require that the affected In-scope Supplier remove the smelter or refiner that is an Identified Risk Entity from Vishay's supply chain; or
b.	Terminate purchasing activities with the In-scope Supplier if the Supplier does not remove the smelter or refiner that is an Identified Risk Entity from its supply chain.

The 3TG management team maintains records of its actions as well as tracks several metrics used to monitor the effectiveness of its risk management procedures.  The status and results of the risk management procedures are reviewed with senior management semi-annually.  Vishay updates its supplier determinations and risk management procedures semi-annually.

d.	Audits of smelters' and refiners' due diligence processes

Vishay will rely on third party audit results from the EICC, CFSI, London Bullion Market Association, Responsible Jewelry Council, and the Tungsten Industry – Conflict Minerals Council to satisfy the verification of due diligence according to the OECD guidelines and third party audit requirements for high risk smelters and refiners to certify which smelters or refiners are DRC Conflict Free.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, Vishay's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Vishay's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  Vishay also relies, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from suppliers on a continuous, real-time basis.  Under the Dodd-Frank Act and the Rule, a product is DRC Conflict Free if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC Conflict Free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since Vishay does not have direct contractual relationships with most smelters and refiners, it relies on its direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. Vishay directly seeks sourcing data on a periodic basis from its direct suppliers as well as certain smelters and refiners.  Vishay requests that the data cover the entire reporting year.

IV.	Reporting

a.	Future Steps to be taken

Vishay continues to work with industry groups, including the EICC and CFSI, and its In-scope Supply chain partners to enable it to assess the origination and chain of custody of materials in its supply chain.

We expect to take the following steps to improve the due diligence conducted to further mitigate the risk that necessary 3TG in our products could possibly benefit armed groups in the Covered Countries:

1.	Work to increase the response rate of suppliers to our due diligence inquiries.
2.	Request In-scope Suppliers to require at risk smelters or refiners to obtain a Conflict Free designation from an industry program such as the CFSI.
3.	Continue to validate In-scope Supplier responses using information collected from independent conflict free smelter validation programs such as the CFSI, to which we provide financial support.

b.	Exclusion of acquired entities

In accordance with the Rule, entities acquired during the reporting period are excluded from the scope of this Conflict Minerals Report.  This includes Holy Stone Polytech Co., Ltd. ("Holy Stone"), a Japanese manufacturer of tantalum capacitors, and Capella Microsystems Inc. ("Capella"), a fabless IC design company specializing in optoelectronic products, both acquired in 2014.  Substantially all of Holy Stone's products and a substantial number of Capella's products utilize one or more 3TG necessary to the functionality or production of such products.  Holy Stone's and Capella's products will be covered commencing with Vishay's Conflict Minerals report for 2015.

c.	Results

The initial and subsequent responses from Vishay's In-scope Suppliers in our reasonable country of origin procedures did not contain sufficient information to determine the country of origin of all of the 3TG necessary for functionality of all of the products that Vishay manufactured in 2014.  We increased the number and percentage of validated "conflict free" smelters and refiners from 53, or 49%, in 2013 to 126, or 76%, in 2014.

As of May 18, 2015 our smelters and refiners identified by our suppliers are listed below:

Metal	Smelter Name	Smelter ID
Validated "Conflict Free"
Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Johnson Matthey Inc	CID000920
Gold	Johnson Matthey Ltd	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	CID001220
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	PAMP SA	CID001352
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307
Tantalum	Zhuzhou Cement Carbide	CID002232
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV United Smelting	CID000315
Tin	EM Vinto	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Magnu's Minerais Metais e Ligas LTDA	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metallo Chimique	CID001143
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082

Not Validated
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000766
Gold	Asaka Riken Co Ltd	CID000966
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000105
Gold	Doduco	CID001889
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID001879
Gold	Tongling nonferrous Metals Group Co.,Ltd	CID001449
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002047
Gold	Yokohama Metal Co Ltd	CID000090
Tantalum	Tantalite Resources	CID000362
Tin	China Tin Group Co., Ltd.	CID002100
Tin	CV Serumpun Sebalai	CID002129
Tin	Fenix Metals	CID001070
Tin	Huichang Jinshunda Tin Co. Ltd	CID000468
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Bangka Kudai Tin	CID001448
Tin	PT Karimun Mining	CID001539
Tin	PT Koba Tin	CID001758
Tin	PT Pelat Timah Nusantara Tbk	CID002158
Tin	Rui Da Hung	CID000004
Tin	Soft Metais, Ltda.	CID002513
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID000258
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000499
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID000868
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000218
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID002541
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID002542
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID002316
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID002543
Tungsten	H.C. Starck GmbH	CID002044
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002095
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000041
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID000128
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID000801
Tungsten	Kennametal Fallon	CID001947
Tungsten	Kennametal Huntsville	CID000313
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID000760
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001409
Tungsten	Wolfram Bergbau und Hütten AG	CID001486
Tungsten	WOLFRAM Company CJSC	CID000345
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002317